Exhibit 10.10

Loan No: 94-0960131

GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER

(HARVEST SQUARE)

THIS GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this (“Guaranty”) is made as of this 15th day of December, 2014 in favor of PNC BANK NATIONAL ASSOCIAITON, a national banking association, having an address at 10851 Mastin, Overland Park, KS 66210 (together with its successors and/or assigns, "Lender") by INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation, having its principal place of business at 2901 Butterfield Road, Oak Brook, IL 60523 ("Guarantor").

BACKGROUND

A.              Contemporaneously herewith, IREIT HARVEST SQUARE, L.L.C., a Delaware limited liability company ("Borrower") is assuming a loan ("Loan") in the maximum principal amount of $6,800,000.00, which Loan is evidenced by, among other documents, that certain Loan Agreement dated December 12, 2011, made by KRG HARVEST SQUARE, LLC, a Delaware limited liability company f/k/a INLAND DIVERSIFIED HARVEST SQUARE, L.L.C., a Delaware limited liability company ("Original Borrower"), and Lender (together with all renewals, modifications, and amendments thereof in writing between the parties thereto, the "Loan Agreement"). The Loan will be evidenced by, inter alia, the Note and the Security Instrument

B.              Borrower is assuming the Loan pursuant to that certain Consent and Assumption Agreement with Limited Release, dated as of even date herewith, by and among Original Borrower, Inland Diversified Real Estate Trust, Inc., Borrower, Guarantor, and Lender (the "Assumption Agreement"). The term "Loan Documents" shall have the meaning set forth in the Assumption Agreement and shall include, without limitation, the Assumption Agreement and the other New Loan Documents (as defined in the Assumption Agreement).

C.              Lender is not willing to consent to Borrower's assumption of the Loan unless Guarantor unconditionally guarantees for the benefit of Lender all obligations and liabilities of Borrower with respect to the Loan arising from and after the date hereof for which Borrower is personally liable.

D.             Guarantor owns a direct or indirect interest in Borrower and will derive substantial benefit from Lender's consenting to the assumption of the Loan.

NOW, THEREFORE, to induce Lender to consent to the assumption of the Loan, and in consideration of the substantial benefit Guarantor will derive from the assumption of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, Guarantor hereby agrees as follows:

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ARTICLE 1. DEFINED TERMS

1.01. Defined Terms. Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Loan Agreement. As used herein, the following terms shall have the following meanings:

"Guaranteed Obligations" shall mean (i) all obligations and liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with any of the matters set forth in Section 11.3(a) of the Loan Agreement based on any act or omission occurring from and after the date hereof, (ii) the entire amount of the Debt upon the occurrence after the date hereof of any of the matters or events specified in Section 11.3(b) of the Loan Agreement, and (iii) all amounts due under Section 3.03 of this Guaranty.

"Guarantor Claims" shall mean all debts and liabilities of Borrower to any Guarantor, together with interest thereon, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether such obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts and liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be created. Guarantor Claims shall include without limitation all rights and claims of any Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or any portion of the Guaranteed Obligations.

ARTICLE 2. OBLIGATION GUARANTEED

2.1.          Guaranty of Guaranteed Obligations. Each Guarantor absolutely, irrevocably and unconditionally, guarantees to Lender the prompt and unconditional payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

2.2.          Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and performance, and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by any Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of the Note (or any part thereof or interest therein) and shall not be discharged by the assignment or negotiation of all or part of the Note or the other Loan Documents. This Guaranty shall remain in full force and effect and will be discharged only if and when the Debt has been paid in full, and the Other Obligations have been fully performed, without regard to the validity, regularity or enforceability of the Note, the Loan Agreement, or the other Loan Documents; provided, however, that notwithstanding any of the foregoing to the contrary, this Guaranty shall remain in full force and effect for so long as any

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payment hereunder may be voided in bankruptcy proceedings as a preference or for any other reason. Nothing herein shall waive any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all Collateral shall continue to secure all of the Debt in accordance with the Loan Documents.

2.3.          Direct Action Against Guarantor. Lender has the right to demand that each Guarantor pay, in lawful money of the United States of America, and the right to require each Guarantor to comply with and satisfy, its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against any Guarantor with respect thereto, without being required to (i) attempt recovery first from Borrower or any other Person, (ii) first sue Borrower or any other Person on the Note or any other Loan Document, or join Borrower or any other Person in any suit against any Guarantor, (iii) demonstrate that the Collateral for the Debt is inadequate security or that Lender has exercised (to any degree) or exhausted any of Lender's other rights and remedies with respect to Borrower, any other Person, or any Collateral for the Debt, (iv) mitigate damages or take any action other action to reduce, collect or enforce the Guaranteed Obligations, or (v) resort to any other means of obtaining payment or performance of the Guaranteed Obligations. Any such demand may be made at any time coincident with or after the time for payment or performance of any of the Guaranteed Obligations. No liability or obligation of any Guarantor hereunder shall be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other Person, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating such obligations) or otherwise.

ARTICLE 3.

GENERAL TERMS AND CONDITIONS

3.1.          Payments; Interest on Amounts Payable Hereunder. Amounts payable to Lender under this Guaranty shall be immediately due and payable on Lender's written demand and shall be paid without reduction by set-off, defense, counterclaim or cross-claim. Interest at the Default Rate shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of amounts due under this Guaranty until such judgment is paid in full. Lender may apply all money received by Lender to payment or reduction of the Debt or reimbursement of Lender's expenses, in such priority and proportions, and at such time or times as Lender may elect.

3.2.          Cumulative Remedies. Each Guarantor hereby acknowledges that, following the occurrence and during the continuance of an Event of Default, Lender is entitled to accelerate the Debt and exercise all other rights and remedies as have been provided to Lender under the other Loan Documents, by law or in equity, including, without limitation enforcement of this Guaranty. All rights and remedies of Lender are cumulative and concurrent and may be exercised separately and independently, concurrently or successively, or together, in Lender's sole discretion and as often as occasion therefor shall arise. Lender's delay or failure to accelerate the Debt or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to any Guarantor in any instance

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will not entitle any Guarantor to notice or demand in similar or other circumstances nor constitute Lender's waiver of its right to take any future action in any circumstance without notice or demand. Lender may release other security for the Debt, may release any party liable for the Debt, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Debt. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

3.3.          Enforcement Costs. Each Guarantor hereby agrees to pay, with or without notice or demand, all costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under this Guaranty, in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, reasonable attorney's fees, fees for other hired professionals, a reasonable assessment of the cost of services performed by Lender's default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) Business Days after Lender's written demand for payment.

3.4.          Unimpaired Liability. Each Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, each Guarantor acknowledges and agrees that its liability hereunder shall in no way be released, diminished, terminated, discharged, limited, reduced, impaired or otherwise adversely affected by reason of any of the following (whether or not such Guarantor has any knowledge or notice thereof), and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:

(a)            Borrower's lack of authority or lawful right to enter into any of the Loan Documents, or the invalidity of all or any part of the Guaranteed Obligations, or any of the Loan Documents, for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (ii) the Guaranteed Obligations violate applicable usury laws, (iii) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower other than payments made on the Debt by Borrower, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (v) the Note, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that each Guarantor shall

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remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason;

(b)             any renewal, modification, alteration, supplement, extension, increase, consolidation, restatement, rearrangement, adjustment, indulgence, forbearance or compromise, waiver or consent provided by Lender with respect to any of the Loan Documents including, without limitation, approval of a Transfer or the grant of extensions of time for payment or performance;

(c)             failure to record any Loan Document or to perfect any security interest intended to be provided thereby or otherwise to protect, secure or insure any Collateral for the Debt;

(d)            Lender's failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Loan Documents or under this Guaranty;

(e)             the release, surrender, exchange, substitution, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment), in whole or in part, of any Collateral for the Debt or acceptance of additional Collateral or any additional guaranty or other assurance for all or any part of the Debt or the Guaranteed Obligations;

(f)             any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, in each case whether by operation of law, Lender's voluntary act, or otherwise, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment or performance of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that each Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support of any other Person, and no Guarantor has been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other persons will be liable to pay or perform the Guaranteed Obligations, or that any Indemnified Party will look to any other Person to pay or perform the Guaranteed Obligations;

(g)            the failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Collateral, including any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any Collateral, or (ii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations;

(h)            the fact that any Collateral, security interest or Lien contemplated or intended to be given, created or granted as security for the payment or performance of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being

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recognized and agreed by each Guarantor that no Guarantor is entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any Collateral for the Guaranteed Obligations;

(i)              any Bankruptcy Action involving or affecting Borrower, a SPC Party, any other guarantor under the Loan Documents, if any, or Lender;

(j) the termination or discharge of the Security Instrument or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed in-lieu of foreclosure;

(k)            any existing or future right of offset, claim, counterclaim, defense or other rights which any Guarantor may have against Borrower, any SPC Party, any other guarantor under the Loan Documents, if any, or Lender, whether in connection with the Loan or any other transaction;

(I)              any existing or future right of offset, claim, counterclaim, defense or other rights of Borrower against Lender or any other Person, or against payment of the Guaranteed Obligations, whether such rights arise in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than the payment of the Guaranteed Obligations;

(m)          the reorganization, merger or consolidation of Borrower into or with any other Person;

(n)            any payment by Borrower to Lender is held to constitute a preference under any Creditors Rights Law, or for any reason Lender is required to refund such payment or pay such amount to Borrower or any other Person; or

(o)            the accuracy or inaccuracy of the representations and warranties made by Borrower in any of the Loan Documents; and any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the Collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise particularly described herein which obligation shall be deemed satisfied only upon the full and final payment and performance of the Guaranteed Obligations.

3.5.          Waivers. To the fullest extent permitted by law, each Guarantor hereby waives and relinquishes: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the Collateral for the Debt before proceeding under this Guaranty against it or any other guarantor under the Loan Documents, if any; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against it; (d) notice of acceptance of this Guaranty and of any action

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taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, notice of intention to accelerate the maturity of the Debt, notice of acceleration of the maturity of the Debt, or any other proof, notice or demand to which it might otherwise be entitled with respect to its obligations hereunder; and (t) all homestead or exemption rights against the obligations hereunder and the benefits of any statutes of limitation or repose.

3.6.          Guarantor Bound by Judgment Against Borrower. Each Guarantor agrees that it shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Loan Documents (wherever instituted) as if each Guarantor were a party to such action even if not so joined as a party.

3.7.                Certain Consequences of Borrower's Bankruptcy.

(a)                  If Borrower shall be subject to the protection of any Creditors Rights Law the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to accelerate and declare the Debt immediately due and payable, Lender may, as against each Guarantor, nevertheless declare the Debt due and payable and enforce any or all of its rights and remedies against each Guarantor as provided herein.

(b)                  Any payment made on the Debt, whether made by Borrower or any Guarantor or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to any Creditors Rights Law shall not be considered as a payment made on the Debt or under this Guaranty. Each Guarantor's liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Debt, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligations.

(c)                   Until payment in full of the Debt (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under any Creditors Rights Law, which interest the parties agree remains a claim that is prior and superior to any claim of any Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code or other Creditors Rights Law generally), each Guarantor agrees not to accept any payment or satisfaction of any Guarantor Claims and hereby assigns all such Guarantor Claims to Lender, including the right (but not the obligation) to file proof of claim and to vote in any Bankruptcy Action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under any Creditors Rights Law.

3.8.                Subrogation and Contribution. Each Guarantor agrees that no payment by it under this Guaranty shall give rise to (a) any rights of subrogation against Borrower or the Collateral for the Debt, or (b) any rights of contribution against any other Person, in each case unless and until Lender has received full and indefeasible payment of the Debt and performance of the Other Obligations. If the deferral of such rights shall be unenforceable for any reason, each

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Guarantor agrees that (a) its rights of subrogation shall be junior and subordinate to Lender's rights against Borrower and the Collateral for the Debt, and (b) its rights of contribution against any other Person shall be junior and subordinate to Lender's rights against any other Person.

3.9.          Subordination of Guarantor Claims.

(a)             Any Guarantor Claim shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Debt. Further, each Guarantor agrees that should such Guarantor receive any funds, payment, claim, distribution, satisfaction or security for any Guarantor Claim, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Debt and until so delivered to Lender, shall be held in trust for Lender as security for the Debt, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claim, distribution, satisfaction or security except to pay or deliver the same to Lender, and each Guarantor covenants to promptly pay or deliver the same to Lender.

(b)            Each Guarantor agrees that it shall have no Liens or security interests upon Borrower's assets to secure any Guarantor Claim and, to the extent that any such Lien or security interest in Borrower's assets exists or shall hereafter be created or attach for any reason, such Liens and security interests are and shall remain inferior and subordinate to the Liens and security interests of Lender securing the Debt. Without the prior written consent of Lender, no Guarantor shall (i) exercise or enforce any creditor's rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps to institute any action or proceedings to enforce any Liens or security interests on any asset of Borrower.

(c)             In the event of any Bankruptcy Action involving any Guarantor as debtor, Lender shall have the right to prove its claim in any such Bankruptcy Action so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and any such Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall be subrogated to the rights of Lender to the extent that such payments to Lender on any such Guarantor Claim have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon such Guarantor Claim.

3.10.       Lender Transferees; Secondary Market Activities. Each Guarantor acknowledges and agrees that Lender, without notice to any Guarantor or any Guarantor's prior consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, each grant of participations in or syndication of the Loan, a transfer of the Loan as part of a Securitization in which Lender assigns its rights to a securitization trustee, or a contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender's rights and remedies hereunder. Each Guarantor further acknowledges that Lender may provide to third parties with

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an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or Securitization of the Loan, including, without limitation, any Rating Agency rating the Securities issued in respect of a Securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or any Guarantor, as Lender determines necessary or desirable. Each Guarantor irrevocably waives all rights it may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy.

3.11.       Financial Reports, Inspection of Records. Each Guarantor agrees to furnish to Lender all financial reports required to be provided by Borrower and any Guarantor to Lender in accordance with, and at the times specified in, Section 5.10 of the Loan Agreement.

3.12.       ERISA. (a) No Guarantor shall engage in any Prohibited Transaction or Prohibited Governmental Transaction subjecting Lender to liability for a violation of ERISA, the Code a state statue or other similar law.

(b)         Each Guarantor further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) such Guarantor is not and does not maintain a Plan or a Governmental Plan; (ii) such Guarantor is not engaging in a Prohibited Transaction or any Prohibited Governmental Transaction; and (iii) one or more of the following circumstances is true:

(A)           Equity interests in such Guarantor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101 (b)(2);

(B)           Less than twenty-five percent (25%) of each outstanding class of equity interests in such Guarantor are held by "benefit plan investors" within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(C)            Such Guarantor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

3.13.       Bankruptcy Actions against Borrower. Each Guarantor covenants and agrees that it will not at any time institute any Bankruptcy Action against Borrower, or join in the institution of any Bankruptcy Action against Borrower. Upon the commencement of any Bankruptcy Action by or against Borrower, no Guarantor shall seek or cause Borrower to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Creditors Rights Law, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against any Guarantor or the Collateral by virtue of this Guaranty or otherwise.

3.14.	Intentionally Deleted.
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ARTICLE 4. REPRESENTATIONS AND WARRANTIES

4.1.                Guarantor Due Diligence and Benefit. Each Guarantor represents and warrants to Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) it has had adequate opportunity to review the Loan Documents, (c) it is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) it is executing and delivering this Guaranty based solely upon such Guarantor's own independent investigation of the matters contemplated by clauses (a)-(c) above and in no part upon any representation, warranty or statement of Lender with respect thereto.

4.2.	General. Each Guarantor hereby represents and warrants as follows:

(a)            Authority. Each Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. If any Guarantor is not an individual: (i) such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and (ii) the execution, delivery and performance of this Guaranty by such Guarantor has been duly and validly authorized and the person(s) signing this Guaranty on such Guarantor's behalf has been validly authorized and directed to sign this Guaranty.

(b)            Valid and Binding Obligation. This Guaranty constitutes each Guarantor's legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable Creditors Rights Laws affecting creditors' rights generally and by general principles of equity.

(c)                No Conflict with Other Agreement. Each Guarantor's execution, delivery and performance of this Guaranty will not (i) violate such Guarantor's organizational documents if such Guarantor is not an individual, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which such Guarantor or any of its assets may be subject, or (iii) violate any order, judgment or decree to which such Guarantor or any of its assets is subject, or (iv) contravene any (A) law or governmental rule, regulation or order which is applicable to such Guarantor and no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by such Guarantor of this Guaranty, or (B) any other contractual restriction which is binding upon or which affects such Guarantor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any property of such Guarantor.

(d)            No Bankruptcy or Felony Conviction. Guarantor (a) is not the subject of a Bankruptcy Action, (b) has no prior record of having been the subject of a Bankruptcy Action, and (c) has never been convicted of a felony.

(e)             No Pending Litigation. There is no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation, at law or in equity or by or before any Governmental Authority or other agency, involving Guarantor, an adverse outcome of which

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would reasonably be expected to materially and adversely affect Guarantor's ability to perform under this Guaranty.

(f)             Consideration. Upon consummation of the assumption of the Loan, each Guarantor owns a direct or indirect interest in Borrower and will derive substantial benefit from the assumption of the Loan by Borrower.

(g)            Financial Condition. Each Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty and has delivered to Lender true and correct copies of such Guarantor's financial statements as of the date hereof.

(h)            Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed, books and records regarding the financial condition of Borrower and is familiar with the value of any and all Collateral intended to be given as security for the payment of the Debt or the Guaranteed Obligations; provided, however, no Guarantor is relying on such financial condition or the Collateral as an inducement to enter into this Guaranty.

(i)              No Representation by Lender. Neither Lender nor any other Person has made any representation, warranty, or statement to any Guarantor in order to induce any Guarantor to execute this Guaranty.

(j) ERISA. (a) (i) No Guarantor is a Plan, (ii) none of the assets of any Guarantor constitute or will constitute Plan Assets and (iii) no Guarantor is engaging in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the other Loan Documents) to be a Prohibited Transaction.

(b) (i) No Guarantor is a Governmental Plan and (ii) no transactions by or with any Guarantor are subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement or the other Loan Documents.

(k) Compliance. Guarantor is in compliance with all applicable Legal Requirements. Guarantor is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Guarantor or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

(l) Financial Information. All financial information submitted by Guarantor to Lender including but not limited to all financial statements, statements of cash flow and income and operating statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan (including the application therefor) or in satisfaction of the terms thereof and all statements of fact made by Guarantor in this Guaranty or in any other Loan Document, are (a) true, complete and correct, and (b) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as expressly disclosed therein.

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(m)          Loan Assumption Information. All information provided to Lender or Servicer by Guarantor, or any of its employees, officers, directors, partners, members, managers or representatives, in connection with or relating to (i) the assumption of the Loan, the Assumption Agreement or the transactions contemplated thereby or (ii) the Property contains no untrue statement of material fact and does not omit a material fact necessary in order to make such information not misleading.

(n)            Full and Accurate Disclosure. No statement of fact made by Guarantor in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Guarantor which has not been disclosed to Lender which adversely affects, nor as far as Guarantor can foresee, might adversely affect, the use, value or operation of the Property or the business, operations or condition (financial or otherwise) of Borrower or Guarantor. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower or Guarantor. Guarantor has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

ARTICLES. MISCELLANEOUS

5.1.          Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given and shall become effective as provided in Section 13.6 of the Loan Agreement. Notices to Guarantor shall be addressed as follows:

Inland Real Estate Income Trust, Inc. 2901 Butterfield Road

Oak Brook, IL 60523

Attn: Chief Financial Officer Fax: (630) 586-6590

With a copy to:

The Inland Group of Companies 2901 Butterfield Road

Oak Brook, IL 65203 Attn: General Counsel Fax: (630) 218-4900

5.2.          Entire Agreement; Modification. This Guaranty contains the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Guaranty. This Guaranty may not be modified, amended, extended, discharged, terminated, changed, and no provision hereof may be waived, orally or by any act or failure to act on the part of Guarantor or

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Lender, and no consent to any departure by Guarantor therefrom shall be effective, except by a writing signed by the party against whom enforcement is sought, and then such modification, amendment, extension, discharge, termination, change, waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Guarantor, shall entitle any Guarantor to any other or future notice or demand in the same, similar or other circumstances.

5.3.               Binding Effect; Joint and Several Obligations. Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the heirs, executors, legal representatives, administrators, successors and assigns of such party. All covenants, promises and agreements in this Guaranty, by or on behalf of any Guarantor, shall inure to the benefit of the legal representatives, successors and assigns of Lender. No Guarantor may delegate or transfer this Guaranty or any of its respective rights or obligations hereunder without the prior written consent of Lender. Each Person constituting Guarantor shall be jointly and severally liable hereunder. If any Guarantor is a partnership, the agreements contained in this Guaranty shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term "Guarantor," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If any Guarantor is a corporation, the agreements contained in this Guaranty shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Guarantor" as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If any Guarantor is a limited liability company, the agreements contained in this Guaranty shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term "Guarantor" as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability. (Nothing in the foregoing sentences shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement or the other Loan Documents.)

5.4.                Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5.5.               Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same page. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

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5.6.                Principles of Construction. All references to sections and exhibits, if any, are to sections and exhibits in or to this Guaranty unless otherwise specified. Article and section headings are for convenience only and shall not be used in interpretation of this Guaranty. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty; the word "section" refers to the entire section and not to any particular subsection, paragraph or other subdivision; the word "or" shall be deemed to include "and/or"; and "Guaranty" and each of the Loan Documents referred to herein mean each such agreement as originally executed and as hereafter amended, restated, replaced, supplemented or otherwise modified from time to time, but only to the extent such modifications are not prohibited by the terms hereof or by the terms of any of the other Loan Documents. References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referenced. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, and pronouns shall be construed to cover all genders.

5.7.          Lender's Discretion. Whenever pursuant to this Guaranty, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to the Loan Agreement the Rating Agencies are given any right to approve or disapprove any matter relating to any Guarantor, or any arrangement or term relating to Guarantor is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

5.8.          Preservation of Rights. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. Lender's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Lender may have under other agreements, at law or in equity. Any representations, warranties, covenants or indemnification liabilities for breach thereof contained in this Agreement shall not be affected by any knowledge of, or investigations performed by, Lender. Any one or more Persons comprising Guarantor, or any other party liable upon or in respect of this Agreement or the Debt, may be released without affecting the liability of any party not so released.

5.9.          Costs and Expenses. Wherever pursuant to this Guaranty it is provided that Guarantor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff or otherwise.

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5.10.       Servicer. Pursuant to Section 11.4 of the Loan Agreement, the Loan may be serviced by a Servicer. All references to Lender herein shall refer to and include any such Servicer to the extent applicable.

5.11.	Governing Law; Service of Process.

(a)            THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE LAND IS LOCATED WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, PROVIDED THAT TO THE EXTENT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY, AT LENDER'S OPTION, BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED AND EACH GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT. EACH GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

CT Representative

2000 Interstate Park Drive, Suite 204

Montgomery, AL 36109

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO EACH GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE WHERE THE PROPERTY IS LOCATED. EACH GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN OR FOR THE COUNTY WHERE THE PROPERTY IS LOCATED (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN OR FOR THE

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COUNTY WHERE THE PROPERTY IS LOCATED OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

5.12.       WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM OF ANY NATURE, WHETHER IN CONTRACT OR TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER, OR ANY OF ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH RESPECT TO ANY OF THE FOREGOING. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY SUCH ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH GUARANTOR.

5.13.	Indemnity.

(a)                     Each Guarantor agrees to indemnify each Indemnified Party and to defend and hold each Indemnified Party harmless from and against, any and all Liabilities which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person, entity or Governmental Authority (including any Person or entity claiming derivatively on behalf of any Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Liabilities attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section 5.13(a) shall survive the termination of this Guaranty and assignment of any rights hereunder. Each Guarantor may participate at its expense in the defense of any such claim.

(b)                    If any action shall be brought against any Indemnified Party based upon any of the matters for which such Indemnified Party is indemnified hereunder, Lender shall endeavor to notify each Guarantor in writing thereof and each Guarantor shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to such Indemnified Party, and the negotiation of any settlement; provided, however, that any failure of Lender to notify any Guarantor of such matter shall not impair or reduce the obligations of Guarantor hereunder so long as Guarantor is not materially prejudiced by such failure. Each Indemnified Party shall have the right, at the expense of each Guarantor (which expense shall be included in Liabilities), to employ separate counsel in any such action and to participate in the

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defense thereof. In the event any Guarantor shall fail to discharge or undertake to defend any Indemnified Party against any Liabilities, such Indemnified Party may, at its sole option and election, defend or settle such Liabilities. The liability of each Guarantor to each Indemnified Party hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, and the amount of such liability shall include both the settlement consideration and the costs and expenses, including, without limitation, attorneys' fees and disbursements, incurred by Lender in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Liabilities and each Guarantor shall pay the same as hereinafter provided. Each Indemnified Party's good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for such Indemnified Party.

(c)                    No Guarantor shall, without the prior written consent of all Indemnified Parties: (i) settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to each Indemnified Party of a full and complete written release of each Indemnified Party (in form, scope and substance satisfactory to each Indemnified Party in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect any Indemnified Party or obligate any Indemnified Party to pay any sum or perform any obligation as determined by each Indemnified Party in its sole discretion.

(d)                    All Liabilities shall be immediately reimbursable to each Indemnified Party when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and each Guarantor shall pay to each Indemnified Party any and all Liabilities within ten (10) days after written notice from any Indemnified Party itemizing the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of any Guarantor to periodically pay such Liabilities, such Liabilities, if not paid within said ten day period, shall bear interest at the Default Rate.

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their duly authorized representatives, all as of the day and year first above written.

GUARANTOR: INLAND REAL ESTATE INCOME TRUST, INC. a Maryland corporation

By:	/s/ David Z. Lichterman
Name:	David Z. Lichterman
Title:	Vice President, Treasurer & CAO